Exhibit 10.24

EXECUTION DOCUMENT

Penthouse Media Group Inc.
6800 Broken Sound Parkway NW, Suite 100
Boca Raton, FL  33487

December 6, 2007

DB Distressed Opportunities Master Portfolio LTD
The Opportunity Fund, LLC
MW Post Portfolio Fund, LTD
Post Distressed Master Fund, LP
Post Total Return Master Fund, LP
Post Strategic Master Fund, LP
Sphinx Distressed Segregated Portfolio
State of South Dakota Retirement System
c/o Post Advisory Group, LLC
11755 Wilshire Blvd., Suite 1400
Los Angeles, CA  90025

Satellite Senior Income Fund, LLC
c/o Satellite Advisors, L.L.C.
623 Fifth Avenue, 20th Floor
New York, NY  10022

Canyon Value Realization Fund, L.P.
Finvest Capital Ltd.
Canyon Balanced Equity Master Fund, Ltd.
Macvest 1, Ltd.
Canpartners Investments IV, LLC
Institutional Benchmarks Series (Master Feeder) Limited In Respect Of Centaur Series
c/o Canyon Capital Advisors LLC
9665 Wilshire Blvd., Suite 200
Beverly Hills, CA  90212

Re:

Limited Waiver For Series B Convertible Preferred Stock Sale

Ladies & Gentlemen:

We write this Limited Waiver for series B Convertible Preferred Stock Sale (this “Series B Limited Waiver”) in connection with that certain Securities Purchase Agreement, dated as of August 17, 2005, relating to the 11% Senior Secured Notes due 2010 and certain other securities of Company, as amended (the “Original Securities Purchase Agreement”), and that certain Securities Purchase Agreement, dated as of August 28, 2006, relating to the 15% Senior Secured Notes due 2010 and certain other securities of Company (the “2006 SPA”, and together with the Original Securities Purchase Agreement, the “Securities Purchase Agreements” or “SPAs”), among Penthouse Media Group Inc. (the “Issuer”), the Guarantors party thereto, U.S. Bank National Association (the “Collateral Agent”), in its capacity as collateral agent for the Holders, and the Holders party thereto.

The Obligors are in default of certain covenants and other provisions of the SPAs specified on Exhibit 1 attached hereto and write to request that the Holders grant waivers of such specified defaults on the terms and for the consideration set forth in this letter.

The Issuer, Guarantors and the Holders hereby agree as follows:

1.

Series B Convertible Preferred Stock Sale.

a.

Terms of Sale.  The Issuer represents that it has sold to each investor listed on Schedule 1.a. attached hereto (collectively, the “New Equity Purchasers”) that number of shares of Series B Convertible Preferred Stock of the Company set forth next to such New Equity Purchaser’s name for a purchase price per share of $0.029604, resulting in aggregate proceeds to the Issuer of Five Million Dollars ($5,000,000) (the “Series B  Convertible Preferred Stock Sale”). The terms and provisions of the Series B Convertible

EXECUTION DOCUMENT

Preferred Stock Sale are as set forth in a Series B Convertible Preferred Stock Purchase Agreement between the Issuer and each New Equity Purchaser, executed copies of which are attached as Exhibit 2 to this Series B Limited Waiver (the “Series B SPA”). The rights, preferences and privileges of the Series B Convertible Preferred Stock are as set forth in the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (certified by the Secretary of State of the State of Nevada) attached as Exhibit 3 to this Series B Limited Waiver. For the avoidance of doubt, the Issuer represents that the Series B Convertible Preferred Stock is pari passu with the Series A Convertible Preferred Stock with respect to dividends, and distributions upon liquidation, dissolution or winding up. In connection with the Series B Convertible Preferred Stock Sale, the Issuer represents that it has complied with all notice and other obligations under that certain Shareholders’ Agreement, dated September 21, 2004, by and among PET Capital Partners, LLC, Absolute Return Europe Fund, NAFT Ventures I LLC, Marc H. Bell, Daniel Staton, Care Concepts I, Inc. (whose successor under such Shareholders’ Agreement is Interactive Brand Development, Inc.) and the Issuer. In order to ensure that there were sufficient authorized shares of the Issuer’s capital stock to consummate the Series B Convertible Preferred Stock Sale and that there will be sufficient authorized shares to consummate the Holders Equity True-Up (as defined below), the Articles of Incorporation of the Issuer have been amended as set forth in the Certificate of Amendment (certified by the Secretary of State of the State of Nevada) attached as Exhibit 4 to this Series B Limited Waiver. The increase in authorized shares effected by such amendment is available only to consummate the Series B Convertible Preferred Stock Sale and the Holders Equity True-Up as described herein, and shall not be used for any other purpose without the written consent of the Holders.

b.

Payments to the Issuer.  The Issuer represents that the purchase price for the shares of Series B Convertible Preferred Stock acquired by each New Equity Purchaser has been paid by such New Equity Purchaser as follows: (i) by funding an escrow account with cash from which such New Equity Purchaser’s funds to purchase the Series B Convertible Preferred Stock have been fully drawn by the Issuer, pursuant to the executed escrow agreement attached as Exhibit 5 to this Series B Limited Waiver (the “Escrow Agreement”), (ii) by paying the Issuer in cash directly or (iii) a combination of the foregoing clauses (i) and (ii), in each case as set forth next to such New Equity Purchaser’s name on Schedule 1.a. attached hereto. The Issuer represents and warrants that neither it, nor the escrow agent, has issued stock certificates for any of the shares of Series B Convertible Preferred Stock, and that such shares will only be distributed concurrently with the consummation of the Holders Equity True-Up. The Series B Convertible Preferred Stock Purchase Agreement and the Escrow Agreement cannot be amended without the written consent of the Holders.

c.

Holders Anti-dilution Protection.  In satisfaction of the conversion price adjustment set forth in Section 5(e) of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, as amended (the “Series A Certificate”), and the anti-dilution provisions contained in Section 4(f) of each Outstanding Warrant (such rights collectively, the “Existing Anti-Dilution Rights”), and in consideration for the Holders’ granting of the waivers set forth on Exhibit 1 in accordance with Section 2 of this Series B Limited Waiver, the receipt and adequacy of which the Issuer hereby acknowledges, and with the express understanding and intent that the Holders’ ownership interests in the Issuer not be diluted by the Series B Convertible Preferred Stock Sale, the Issuer hereby agrees to issue replacement warrants in a form acceptable to the Holders (“Replacement Warrants”), which Replacement Warrants will: (i) represent all Outstanding Warrants, (ii) reflect the issuance of additional warrants to purchase voting Common Stock of the Issuer (at an exercise price per share equal to the exercise price per share provided in the Outstanding Nominal Warrants) in accordance with the tables and calculations set forth in Schedule 1.c. attached to this Series B Limited Waiver, and (iii) incorporate an amendment of the Existing Anti-Dilution Rights of each Outstanding Warrant to parallel the effect of the Existing Anti-Dilution Rights set forth in the Series A Certificate (specifically, to adjust the number of shares for which such Outstanding Warrant may be exercised rather than only adjusting the exercise price therefor)

EXECUTION DOCUMENT

(all such actions collectively the “Holders Equity True-Up”).  Effective upon each Holder’s receipt of duly issued Replacement Warrants, all Outstanding Warrants held by such Holder shall be deemed cancelled and terminated and such Holder shall return such Outstanding Warrants to the Issuer for cancellation as soon as reasonably practical thereafter. The Issuer shall perform the Holders Equity True-Up (A) simultaneously with the release of share certificates to the New Equity Purchasers under the Escrow Agreement (or directly from the Issuer, as applicable) or (B) simultaneously with the closing of the acquisition by Issuer or one of its subsidiaries of Various, Inc., whichever occurs first. Solely as concerns the Series B Convertible Preferred Stock Sale, and in acknowledgment that the Holders Equity True-Up is intended, in part, to satisfy the Existing Anti-Dilution Rights, the Holders hereby (w) waive the defaults resulting from the Issuer’s authorization, creation and issuance of the Series B Convertible Preferred Stock, (x) waive the Existing Anti-Dilution Rights to the extent they would not be satisfied by the Holders Equity True-Up, (y) waive the preemptive, notice, and other rights set forth in Section 8 of the Series A Certificate and (z) consent to the amendment by Issuer of Section 8.d(i) of the Series A Certificate concurrently with the Holders Equity True-Up to increase the number of shares comprising the management option pool to 26,879,946 shares. Should the Holders Equity True-Up not achieve the intent and goal of fully protecting the Holders against dilution of its ownership interests resulting from the Series B Preferred Stock Sale, then the parties shall execute all documents necessary to achieve such intent and goal.

2.

Waivers.  The undersigned, constituting the Holders under the SPAs, hereby waive each of the covenants or other provisions identified on Exhibit 1 attached to this Series B Limited Waiver, solely to the extent described on Exhibit 1 (each such waiver being effective as of the date such waiver is required to negate breach or non-compliance with the applicable covenant or other provision). Each such respective waiver shall remain effective only if the Issuer complies with the applicable respective restated obligation (if any) specified therefor on Exhibit 1 and only if the Holders Equity True-Up is consummated by the deadline specified in Section 1.c.

3.

Obligors’ Representations and Warranties.  The Obligors hereby represent and warrant to the Holders that: (i) after giving effect to the waivers set forth herein, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Series B Limited Waiver that would constitute a Default or Event of Default under the SPAs; (ii) Schedule 1.c. correctly sets forth the capitalization of the Issuer as of the date of this Series B Limited Waiver; (iii) the Issuer is duly authorized to create and issue Series B Convertible Preferred Stock, and to enter into and perform this Series B Limited Waiver, the Series B Convertible Preferred Stock Purchase Agreement, the Escrow Agreement and the Series B Convertible Preferred Stock Sale, including without limitation the Holders Equity True-Up, and such creation, issuance, entry and performance will not violate any organizational documents or any other agreements to which any Obligor is party; and (iv) no shareholders or other equityholders of the Issuer have any rights that have not been duly waived that would conflict with or provide a basis for challenge to the Holders Equity True- Up or provide for anti-dilution in connection therewith.

4.

Certain Defined Terms.  For the purposes of this Series B Limited Waiver:

•

“Series A Convertible Preferred Stock” shall mean the outstanding Series A Convertible Preferred Stock of the Issuer that is held by the Holders,

•

“Outstanding Warrants” shall mean each Detachable Warrant to Purchase Securities of Penthouse Media Group Inc., as amended, and each Amended and Restated Detachable Warrant to Purchase Securities of Penthouse Media Group Inc., as amended, that is held by the Holders,

•

“Outstanding Nominal Warrants” shall mean each Outstanding Warrant with an exercise price per share that is less than or equal to $0.00001, and

•

“Outstanding Strike Price Warrants” shall mean each Outstanding Warrant other than the Outstanding Nominal Warrants.

Terms capitalized but not defined in this Series B Limited Waiver have the respective meanings ascribed in the Securities Purchase Agreements. This Series B Limited Waiver may be executed via facsimile, and in counterparts, all of which shall constitute one and the same instrument. Except as otherwise provided in this Series B Limited Waiver, the Securities Purchase Agreements and other Note Documents remain in full force and effect.

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[signature page to consent letter]

Very truly yours,

ISSUER:

PENTHOUSE MEDIA GROUP INC.

By: /s/ Marc H. Bell

Name:

Marc H. Bell
Title:

President

GUARANTORS:

GENERAL MEDIA ART HOLDING, INC. GENERAL MEDIA COMMUNICATIONS, INC. GENERAL MEDIA ENTERTAINMENT, INC. GENERAL MEDIA (UK), LTD.

GMCI INTERNET OPERATIONS, INC.
GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL
        ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD. WEST COAST FACILITIES INC. (F/K/A
        PENTHOUSE MEDIA GROUP (CA) INC.)
PMGI HOLDINGS, INC.
PURE ENTERTAINMENT
      TELECOMMUNICATIONS, INC.

By: /s/ Marc H. Bell

Name:

Marc H. Bell
Title:

President

PENTHOUSE FINANCIAL SERVICES, N.V.

By: /s/ Marc H. Bell

Name:

Marc H. Bell
Title:

Managing Director

PENTHOUSE DIGITAL MEDIA PRODUCTIONS,
     INC.

VIDEO BLISS, INC.
DANNI ASHE, INC.
SNAPSHOT PRODUCTIONS, LLC

By: /s/ Paul Asher

Name:

Paul Asher
Title:

President

ACCEPTED AND AGREED

DB DISTRESSED OPPORTUNITIES MASTER PORTFOLIO, LTD
THE OPPORTUNITY FUND, LLC
MW POST PORTFOLIO FUND, LTD.
POST DISTRESSED MASTER FUND, L.P.
POST TOTAL RETURN MASTER FUND, L.P.
POST STRATEGIC MASTER FUND, L.P.
SPHINX DISTRESSED SEGREGATED PORTFOLIO
STATE OF SOUTH DAKOTA RETIREMENT SYSTEM

By: Post Advisory Group, LLC, as Authorized Agent

/s/ Carl Goldsmith

By:
Name:
Title:

SATELLITE SENIOR INCOME FUND, LLC

By: Satellite Asset Management, L.P.

/s/ Simon Raykher

By:
Name: Simon Raykher
Title: General Counsel

CANYON VALUE REALIZATION FUND, L.P.
FINVEST CAPITAL LTD.
CANYON BALANCED EQUITY MASTER FUND, LTD.
MACVEST 1, LTD.
INSTITUTIONAL BENCHMARKS SERIES (MASTER FEEDER) LIMITED IN
RESPECT OF CENTAUR SERIES
(each, only as to the Original Securities Purchase Agreement)

By: Canyon Capital Advisors LLC, as Investment Advisor

/s/ [illegible signature]
By:
Name:
Title:

CANPARTNERS INVESTMENTS IV, LLC

/s/ [illegible signature]
By:
Name:
Title:

ACKNOWLEDGMENT AND CONSENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the following holders of Series A Convertible Preferred Stock of the Issuer hereby acknowledges and consents to the Series B Convertible Preferred Stock Sale and the Holders Equity True-Up, and solely as concerns such Series B Convertible Preferred Stock Sale and Holders Equity True-Up, waives the rights under Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Penthouse Media Group Inc., as amended, Section 5(e) (captioned “Sale of Shares Below Conversion Price”) and Section 8 (captioned “Preemptive Rights”).

PET CAPITAL PARTNERS II LLC

/s/ Marc H. Bell

By:

Marc H. Bell
Name:

Title:

Manager/Member

/s/ Marc H. Bell

MARC H. BELL, an individual

/s/ Daniel C. Staton

DANIEL C. STATON, an individual

ACKNOWLEDGMENT AND CONSENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following holder of Common Stock of the Issuer hereby acknowledges and consents to the Series B Convertible Preferred Stock Sale and the Holders Equity True-Up, and solely as concerns such Series B Convertible Stock Sale and Holders Equity True-Up, waives any rights it may have that would conflict with or provide a basis for challenge to the Holders Equity True-Up or provide for anti-dilution in connection therewith.

PET CAPITAL PARTNERS LLC

/s/ Marc H. Bell

By:

Marc H. Bell
Name:

Title:

Manager/Member

EXECUTION DOCUMENT

ACKNOWLEDGMENT AND CONSENT UNDER
SECURITY HOLDERS AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and solely as effected in connection with the Series B Convertible Preferred Stock Sale and the Holders Equitytrue-Tip, the undersigned each hereby waives the obligation pursuant to Security Holders Agreement Section 1.3(xii) not to amend the Company’s Certificate of Incorporation or Bylaws.

PENTHOUSE MEDIA GROUP INC.

By: /s/ Daniel C. Staton

Name:

DANIEL C. STATON
Title:

Treasurer

PET CAPITAL PARTNERS LLC

/s/ Daniel C. Staton

By:

DANIEL C. STATON
Name:
Title:

Member

PET CAPITAL PARTNERS II LLC

/s/ Daniel C. Staton

By:

DANIEL C. STATON
Name:
Title:

Member

ABSOLUTE EUROPE RETURN FUND

/s/ Florian Homm

By:
Name:
Title:

EXECUTION DOCUMENT

Exhibit 1:  Specified Waivers.

Obligation Waived	Restated Obligation (if any)
Obligation to deliver items required for the 2006 Fiscal Year pursuant to SPAs Section 7.01(a)(2) within 90 days after the end of the 2006 Fiscal Year.	Company must deliver all such items for the 2006 Fiscal Year no later than January 18, 2008.
Obligation to deliver any reports, statements and materials required under SPAs Section 7.01(a)(1- 4) and not already delivered.	Company must deliver such reports, statements and materials no later than January 18, 2008.

As to the fiscal quarters ended March 31, 2007 and June 30, 2007, the obligation to deliver a certificate of an Authorized Officer required under SPAs Section 7.01(a)(4) within 45 days after the end of each fiscal quarter.

Company delivered a certificate of an Authorized Officer covering each such period on July 31, 2007.

As to the fiscal quarters ended September 30, 2007, the obligation to deliver a certificate of an Authorized Officer required under SPAs Section 7.01(a)(4) within 45 days after the end of each fiscal quarter.

Company must deliver a certificate of an Authorized Officer covering each such period no later than January 18, 2008.

Solely with respect to matters waived expressly herein or pursuant to the documents enumerated below, the obligation pursuant to SPAs Section 7.01(a)(6) to deliver as soon as possible, and in any event within three (3) days after the occurrence of an Event of Default or Default event or development that could have a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto.

n/a

•

First Amendment And Limited Waiver To Securities Purchase Agreement, dated as of August 28, 2006, between the Issuer, the Holders and the Agent;

•

Limited Waiver Concerning Account Control Agreement Covenants, dated January 3, 2007, between Issuer and Required Holders; and

•

Limited Waiver Letter Agreement and Technical Amendment, dated January 24, 2007, between the Required Holders and the Obligors.

Solely as to those items disclosed on Schedule7.01(J) to this Letter Agreement, the obligation under SPAs Section 7.01(j) to give the Agent not less than 30 days prior written notice of any change in the location of any Collateral.

n/a

Solely as concerns West Coast Facilities Inc.’s performance of that certain Industrial Net Lease, dated November 18, 2005, by and between UCV Media Tech Center, LLC and West Coast Facilities Inc., including without limitation its vacation and surrender to the landlord of the leased premises at 2709 Media Center Drive, Los Angeles, CA, 90065, and provided that there is no liability to any Obligor other than West Coast Facilities Inc. arising out of or related to West Coast Facilities Inc.’s performance of such Industrial Net Lease, the obligation under SPAs Section 7.01(f) to comply at all times with the provisions of all leases to which it is a party as lessee.

n/a

EXECUTION DOCUMENT

Solely with respect to breaches of 2006 SPA Section 7.01(s) that are expressly waived herein, the obligation pursuant to 2006 SPA Section 7.01(q) to cease production of all films immediately upon any breach of 2006 SPA Section 7.01(s) (Distribution).

n/a

Solely with respect to films with “street date” releases prior to the date of this Series B Limited Waiver, the obligation pursuant to SPA Section 7.01(s) to cause the Distributor to sell to, or through, adult entertainment retailers or third persons or entities (who are not Affiliates of the Obligors or the Majority Equity Sponsor) an average of at least 4,000 units per film within ninety (90) days after its “street date” release, such sales to generate average net revenue to the Obligors of at least $6.50 per unit.

No later than January 18, 2008, Issuer must deliver to the Holders a reasonably detailed quantitative explanation of the Company’s non-compliance with SPA Section 7.01(s).

Solely as concerns the Series B Convertible Preferred Stock Sale and the Holders Equity True-Up, the obligation pursuant to SPAs Section 7.02(j) to not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, perform any services for or receive any services from, or enter into or make, amend, extend or renew any transaction, contract, agreement, understanding, loan, advance or guarantee, or otherwise become or be a party to any transaction or series of related transactions, with or for the benefit of any Affiliate.

n/a

Solely with respect to the amendment to Issuer’s Articles of Incorporation described in Section 1.a of the letter to which this Exhibit is attached, the obligation pursuant to SPAs Section 7.02(1)(iii) (and also pursuant to Section 1.3(xii) of that certain Security Holders Agreement, dated as of August 17, 2005, as amended, between the Company, the Series A Investors (as defined therein) and the Other Equity Holders (as defined therein)) not to amend, modify or otherwise change the Issuer’s certificate of incorporation.

n/a

Solely as concerns all July 31, 2007 interest payments due pursuant to the respective Holders’ Notes issued pursuant to the Original Securities Purchase Agreement, the Event of Default pursuant to Original Securities Purchase Agreement Section 9.01(a) if the Issuer shall fail to pay any interest on any Note within 10 calendar days of the date when due.

The Issuer shall issue the replacement Notes required by that certain Second Amendment and Limited Waiver for Acquisition and Related Transactions, dated December , 2007, among Issue and the Holders.

Solely as concerns all July 31, 2007 interest payments due pursuant to the respective Holders’ Notes issued pursuant to the Original Securities Purchase Agreement, the Event of Default pursuant to SPAs Section 9.01(e) if any Obligor fails to pay any interest on any of its Indebtedness in excess of $500,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

The Issuer shall issue the replacement Notes required by that certain Second Amendment and Limited Waiver for Acquisition and Related Transactions, dated December , 2007, among Issue and the Holders.

Solely as concerns all July 31, 2007 interest payments due pursuant to the respective Holders’ Notes issued pursuant to the 2006 SPA, the Event of Default pursuant to 2006 SPA Section 9.01(a) if the Issuer shall fail to pay any interest on any Note within 10 calendar days of the date when due.

The Issuer shall issue the replacement Notes required by that certain Second Amendment and Limited Waiver for Acquisition and Related Transactions, dated December , 2007, among Issuer and the Holders.

EXECUTION DOCUMENT

Solely as concerns all July 31, 2007 interest payments due pursuant to the respective Holders’ Notes issued pursuant to 2006 SPA, the Event of Default pursuant to SPAs Section 9.01(e) if any Obligor fails to pay any interest on any of its Indebtedness in excess of $500,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness.

The Issuer shall issue the replacement Notes required by that certain Second Amendment and Limited Waiver for Acquisition and Related Transactions, dated December , 2007, among Issuer and the Holders.

Solely for those fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, the obligation pursuant to SPAs Section 7.03(a) not to permit consolidated EBITDA to be less for any period than the amount specified for such period in the respective Schedule 7.03(a).

No later than January 18, 2008, Issuer must provide the Holders with a written statement of consolidated EBITDA for such periods and a reconciliation to the amounts specified for such period in Schedule 7.03(a) to each of the SPAs.

Solely for those fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, the obligation pursuant to SPAs Section 7.03(c) not to permit the Consolidated Coverage Ratio during any period to be less than the amount specified for such period in the respective Schedule 7.03(c).

No later than January 18, 2008, Issuer must provide the Holders with a written statement of Consolidated Coverage Ratio for such periods and a reconciliation to the amounts specified for such period in Schedule 7.03(c) to each of the SPAs.

The obligation pursuant to 2006 SPA Section 7.03(h) not to permit EBITDA, before any corporate overhead allocation, for the Obligors’ entertainment group to be less than ($250,000) for the three month period ended December 31, 2006.

n/a

Any Event of Default arising under SPAs Section 9.01(e), solely to the extent such Event of Default resulted only from a default that has been waived pursuant to that certain Limited Waiver Letter Agreement June 2007, dated December      , 2007, by and between the Issuer and the Holders (as defined in that certain Penthouse Media Group Inc. 13% Subordinated Term Loan Notes due 2011, among the Company, the Guarantors party thereto, and the Holders party thereto), a true and complete copy of which is attached as Exhibit 9.01(E) to this Letter Agreement.

n/a
As to the fiscal quarter ended March 31, 2007, the obligation under SPAs Section 9.04 to have held a meeting of the Board of Directors.	n/a
Use of Proceeds pursuant to the Original Securities Purchase Agreement 7.01(k)(v).	n/a

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EXECUTION DOCUMENT

Exhibit 2:  Executed Series B Convertible Preferred Stock Purchase Agreements.

See attached.

EXECUTION DOCUMENT

Exhibit 3:  Certified Certificate of Designations for Series B Convertible Preferred Stock.

See Exhibit 2.

EXECUTION DOCUMENT

Exhibit 4: Certified Certificate of Amendment to Articles of Incorporation.

See attached.

EXECUTION DOCUMENT

Exhibit 5: Executed Escrow Agreement.

See Exhibit 2.

EXECUTION DOCUMENT

Schedule 1.a.

New Equity Purchasers:

Marc H. Bell
Florescue Family Corporation
Russell H. Frye
Staton Family Investments, LLC
Staton Family Perpetual Trust

See accounting for New Equity Purchasers on separate .pdf sheet attached.

EXECUTION DOCUMENT

Schedule 1.c.

See Holders’ anti-dilution tables and calculations on separate .pdf sheet attached.

EXECUTION DOCUMENT

Schedule 7.01(J)

Issuer items formerly maintained at the US Mailcon storage facility have been moved to a storage facility operated by Guarantee Asset Management (address: 227 Coles Street, Jersey City, NJ 07310).

Issuer items concerning the Danni business formerly maintained at its California business premises have been moved to a storage facility operated by Public Storage (address: 3401 S. La Cienega Blvd., Los Angeles, CA 90016-4498).

EXECUTION DOCUMENT

Schedule 9.01(E)

See attached.

[Attach a fully executed copy of the 13% holders’ Limited Waiver Letter Agreement June 2007.]

EXECUTION DOCUMENT

December 6, 2007

PET Capital Partners LLC, as Agent
6800 Broken Sound Parkway, Suite 200
Boca Raton, FL 33487

Re:

Limited Waiver Letter Agreement June 2007

Ladies & Gentlemen:

Pursuant to Section 3.14 of that certain Penthouse Media Group Inc. 13% Subordinated Term Loan Notes due 2011 (the “Note”), among Penthouse Media Group Inc. (the “Company”), the Guarantors party thereto, and the Holders party thereto, the Holders hereby agree to waive each of the covenants identified on Schedule A attached to this Limited Waiver Letter Agreement June 2007 (this “Letter Agreement”), solely to the extent described on Schedule A (with each such waiver being effective as of the date such waiver is required to negate breach or non-compliance with the applicable covenant); provided that each such waiver shall remain effective only if the Company complies with the applicable restated obligation (if any) with respect to such waiver described on Schedule A.

Terms capitalized but not defined in this Letter Agreement have the respective meanings ascribed in the Note. This Letter Agreement may be executed via facsimile, and in counterparts, all of which shall constitute one and the same instrument. Except as otherwise provided in this Letter Agreement, the Note remains in full force and effect.

[remainder of page intentionally left blank]

PET Capital Partners LLC Limited Waiver Letter Agreement June 2007

EXECUTION DOCUMENT

 [signature page to limited waiver letter agreement]

Very truly yours,

PET CAPITAL PARTNERS LLC
ABSOLUTE RETURN EUROPE FUND
FLORESCUE FAMILY CORPORATION

By: PET Capital Partners LLC, as majority Holders

By: /s/ Marc H. Bell

Name:
Title:

cc:

Penthouse Media Group Inc.
6800 Broken Sound Parkway NW, Suite 100
Boca Raton, FL 33487

Please indicate your acceptance of the foregoing terms of this limited waiver letter agreement by executing a copy of this Limited Waiver Letter Agreement June 2007 and returning it to us.

ACCEPTED AND AGREED
PENTHOUSE MEDIA GROUP INC.

/s/ Marc H. Bell

By:
Its:

Date:       12/6/2007

PET Capital Partners LLC Limited Waiver Letter Agreement June 2007

EXECUTION DOCUMENT

Schedule A: Limited Waivers Granted

Waiver	Restated Obligation (if any)

Solely as concerns entry into and performance of the Post Series B Limited Waiver and Consent (as defined below), including without limitation the Series B Convertible Preferred Stock Sale and the Holders Equity True-Up (as each term defined in the Post Series B Limited Waiver and Consent), the obligation under Note Section 6.13 not to enter into a transaction (or series of related transactions) not in the ordinary course of business with an Affiliate or Related Person of the issuer involving aggregate consideration in excess of 2.0 million.

n/a
Obligation under Note Section 6.14(b) to deliver items required within 90 days after the 2006 Fiscal Year.	Company must deliver all such items for the 2006 Fiscal Year no later than January 18, 2008.
Obligation to deliver any reports, statements and materials required under Note Sections 6.14 and 6.15 and not already delivered.	Company must delivered such reports, statements and materials no later than January 18, 2008.

Solely as to those fiscal years ending prior to October 1, 2007 for which a certificate of an Authorized Officer required under Note Section 6.15(1) has not been delivered, the obligation to deliver such certificate within 90 days after the end of each fiscal year.

Company must deliver a certificate of an Authorized Officer covering each such period (and, for the avoidance of doubt, also covering the 2006 Fiscal Year) no later than January 18, 2008.

Solely as to fiscal year 2006, for which a written statement by the Issuer’s independent public accountant is required under Note Section 6.15(3) has not been delivered, the obligation to deliver such statement within 90 days after the end of each fiscal year.

Company must deliver such written statement no later than January 18, 2008.

Any Event of Default arising under the Note, solely to the extent such Event of Default resulted or would result only from a default that has been waived pursuant to that certain Limited Waiver For Series B Preferred Convertible Stock Sale, dated December ___, 2007, by and between the Company, the Guarantors and the Holders (as Guarantors and Holders are defined in the 2005 SPA) (a true and complete copy of such Limited Waiver is attached as Schedule B to this Letter Agreement) (the “Post Series B Limited Waiver”).

n/a

[Remainder of page intentionally blank.]

PET Capital Partners LLC Limited Waiver Letter Agreement June 2007

EXECUTION DOCUMENT

Schedule B

See attached.

[Attach a fully executed copy of the Post Series B Limited Waiver.]

PET Capital Partners LLC Limited Waiver Letter Agreement June 2007